UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

CONVERGENCE ETHANOL, INC.
(Name of Registrant as Specified In Its Charter)
Daniel K. Moscaritolo
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE NOMINATING SHAREHOLDER

March 29, 2007

Dear Fellow Shareholders:

Daniel K. Moscaritolo, is a current Shareholder (the "Nominating Shareholder") of Convergence Ethanol, Inc., a Nevada corporation (the "Company"). Mr. Moscaritolo is asking for your vote at the 2007 Annual Meeting of Shareholders of the Company in order to elect up to three highly qualified nominees, Daniel K. Moscaritolo, Charles L. Christensen and Thomas Hemingway, to the Company's Board of Directors.

In the Nominating Shareholder’s view, the Company's current Directors and senior management have failed to explore all of the possible methods for maximizing shareholder value and have instead chosen to perpetuate themselves in office.

The Nominating Shareholder feels that the Company's Board should take a new approach. The Nominating Shareholder believes that the best way to do this is to replace the current Board with new Directors who will consider new ways for enhancing shareholder value.

The Nominating Shareholder is seeking your support at the 2007 Annual Meeting of Shareholders. Please carefully read the enclosed Proxy Statement for more detailed information about the Nominating Shareholder’s nominees for Director.

Thank you for your support,

THE NOMINATING SHAREHOLDER

/s/ DANIEL K. MOSCARITOLO
 DANIEL K. MOSCARITOLO

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR PROXY CARD OR NEED ADDITIONAL COPIES OF THE NOMINATING SHAREHOLDER'S PROXY MATERIALS, PLEASE CONTACT THE NOMINATING SHAREHOLDER’S PROXY SOLICITOR, THOMAS HEMINGWAY (THE "PROXY SOLICITOR") AT:

300 S. HARBOR
SUITE 500
ANAHEIM, CA 92805

CONVERGENCE ETHANOL, INC.

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 16, 2007

PROXY STATEMENT
OF
THE NOMINATING SHAREHOLDER
(OPPOSING THE BOARD OF DIRECTORS OF CONVERGENCE ETHANOL, INC.)

This Proxy Statement and proxy card are being furnished to the holders (the "Shareholders") of the common stock, $.001 par value par share (the "Common Stock"), of Convergence Ethanol, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by one of the Company's current Shareholders, Daniel K. Moscaritolo, (the "Nominating Shareholder") at the 2007 Annual Meeting of Shareholders of the Company (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “Annual Meeting”). The Annual Meeting is scheduled to be held on April 16, 2007, at 7:30 a.m., Pacific Time, at the Company's principal executive offices, located at 5701 Lindero Canyon Road, Suite 2-100, Westlake Village, California 91362. Shareholders who owned Common Stock on February 15, 2007 (the "Record Date") are entitled to vote at the Company's Annual Meeting.

At the Annual Meeting, the Company will be seeking to elect a Director to hold office until the year 2010 Annual Meeting or until such Director’s successor is elected and qualified. The Company will also be seeking the shareholders to ratify the selection of Kabani & Company, Inc. as the Company’s independent auditors for the year ending September 30, 2007.

The Nominating Shareholder beneficially owns 2,462,887 shares of Common Stock, which represents approximately 14.08% of the Company's outstanding Common Stock, as of February 10, 2007, based upon the Company's most recent Periodic Report on Form 10-QSB/A as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2007. The Nominating Shareholder is soliciting the votes of other Shareholders at the Annual Meeting to elect Daniel K. Moscaritolo, Charles L. Christensen and Thomas Hemingway (the "Shareholder Nominees") to serve as Directors of the Company to hold office until the year 2010 Annual Meeting or until such Directors’ successors are elected and qualified. The Nominating Shareholder is soliciting the votes in opposition to the Director or Directors nominated for election by the Company. In the event that the Company proposes to elect three Directors at the Annual Meeting of Stockholders, the Nominating Shareholder will vote the proxies solicited by the Nominating Shareholder in favor of electing each of the Shareholder Nominees as a Director. To the extent that the Company proposes to elect less than three Directors at the Annual Meeting, the Nominating Shareholder will vote the proxies solicited by the Nominating Shareholder in favor of electing the Shareholder Nominees as a Director in the following order: (1) Daniel Moscaritolo and (2) Charles L. Christensen. The Nominating Shareholder is not soliciting proxies to vote on the Company’s proposal to ratify the selection of Kabani & Company, Inc. as the Company’s independent auditors for the year ending September 30, 2007.

    This Proxy Statement and proxy card are being first mailed on or about April 9, 2007.

The name and address of the Nominating Shareholder is: Daniel K. Moscaritolo, 4010 Lemonberry Place, Thousand Oaks, CA 91362.

The Nominating Shareholder has been a beneficial owner of the Company's Common Stock for over two years. Additional information concerning the Nominating Shareholder and Shareholder Nominees is set forth on Exhibit A, Exhibit B and Exhibit C to this Proxy Statement.

The Nominating Shareholder's goal is to maximize Shareholder value. The Nominating Shareholder believes that one of the best ways to accomplish this goal is through electing new Directors who are willing to explore options that the current Directors do not appear to have seriously considered.

Your last dated proxy is the only one that counts, so return the proxy card in the enclosed postage-paid envelope even if you have previously delivered a proxy card to the Company. The Nominating Shareholder urges you not to return any proxy card sent to you by the Company.

Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank or nominee, only they can vote your shares, and only upon receipt of your specific instructions. Accordingly, please return the proxy card in the envelope provided by your bank or broker or contact the person responsible for your account and give instructions for such shares to be voted for the Shareholder Nominees. You should be aware that if your shares of Common Stock are held through a bank, brokerage firm or other nominee, you will be unable to change your vote at the Annual Meeting unless you obtain a "legal proxy" from the bank, brokerage firm or other nominee.

If your shares are registered in more than one name, the proxy card should be signed by all such persons to ensure that all shares are voted for the Shareholder Nominees.

Holders of record of shares of Common Stock on the Record Date are urged to submit a proxy, even if such shares have been sold after the Record Date.

THIS SOLICITATION IS BEING MADE BY THE NOMINATING SHAREHOLDER AND NOT ON BEHALF OF THE COMPANY. EXCEPT AS SET FORTH HEREIN, THE NOMINATING SHAREHOLDER IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, WHICH THE NOMINATING SHAREHOLDER IS NOT AWARE OF A REASONABLE TIME PRIOR TO THE ANNUAL MEETING, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

If you have any questions or need assistance in voting your shares, please call:

THE NOMINATING SHAREHOLDER'S PROXY SOLICITOR at 714-765-0012

REASONS FOR THE SOLICITATION

The Nominating Shareholder believes that the Company's current management and Board of Directors have not done all they should do to maximize Shareholder value. The Nominating Shareholder is concerned that, if the Board's nominee or nominees for Director are reelected, the Board will not significantly increase or broaden its efforts in this regard.

PROPOSAL ONE
ELECTION OF THE SHAREHOLDER NOMINEES

The Company's Board of Directors is currently composed of three Directors. The Company has filed a notice in First Judicial District Court of the State of Nevada indicating that it will propose to elect one Director at the Annual Meeting. The Nominating Shareholder believes that the Company should propose to elect three Directors at the Annual Meeting. The Nominating Shareholder is seeking your support at the Annual Meeting to elect the Shareholder Nominees to the Company’s Board of Directors until the year 2010 Annual Meeting or until such Directors’ successors are elected and qualified.

When you return the Nominating Shareholder's proxy card, you will be voting for Messrs. Moscaritolo, Christensen and Hemingway to be members of the Company's Board of Directors. Each of Messrs. Moscaritolo, Christensen and Hemingway has consented to being named in this Proxy Statement and has agreed to serve as a Director of the Company, if elected. Neither Mr. Moscaritolo nor Mr. Christensen, if elected, would qualify as an independent director under the independence standards of the Nasdaq Stock Market. Mr. Hemingway, if elected, would qualify as an independent director under the independence standards of the Nasdaq Stock Market.

In the event that the Company proposes to elect three Directors at the Annual Meeting of Stockholders, the Nominating Shareholder will vote the proxies solicited by the Nominating Shareholder in favor of electing each of the Shareholder Nominees as a Director. To the extent that the Company proposes to elect less than three Directors at the Annual Meeting, the Nominating Shareholder will vote the proxies solicited by the Nominating Shareholder in favor electing the Shareholder Nominees as a Director in the following order: (1) Daniel Moscaritolo and (2) Charles L. Christensen.

Information With Respect to the Shareholder Nominees

Listed below are the Shareholder Nominees, with information showing the principal occupation or employment of the Shareholder Nominees, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees' business experience during the past five years. Such information has been furnished to the Company by the Nominating Shareholder:

Daniel K. Moscaritolo, age 54, is a Master Degreed-Mechanical Engineer, inventor, technical businessman and an expert in advanced backflushable filtration systems and New Product Development. Mr. Moscaritolo recently served as a Director of the Company from July 1, 2002 through November 14, 2006. He also served as the Chief Operating Officer and Chief Technology Officer of the Company from July 1, 2002 through November 17, 2006 and the Chief Human Resources Officer and Ombudsman of the Company from September/October of 2004 to November 17, 2006. Mr. Moscaritolo served as the Director of Hearst Ethanol One (“HEO”), a Canadian Subsidiary of which the Company owns an 87.3% interest, from December 21, 2005 to at least November 17, 2006 (the termination date is unknown), and served as President of HEO from October 10, 2006 to at least November 17, 2006 (the termination date is unknown). Mr. Moscaritolo previously worked for 14 years at various divisions of ESCO Technologies, including his last position as Vice President of Technology and New Product Development for PTI Technologies Inc. Mr. Moscaritolo’s business address is 4010 Lemonberry Place, Thousand Oaks, CA 91362.

Charles L. Christensen, age 50, currently serves as the President and Director of Recycled Energy Corporation and has held those positions since September 1, 2006. Mr. Christensen served as the Director of Company from June 2004 to August 20, 2004, the President of MEMS USA Applied Technology, a division of the Company from September 8, 2003 to June 23, 2006 and the President of Bott Equipment, a division of the Company, from November 1, 2004 to June 23, 2006. He previously served as Vice President and General Manager of Kaydon Custom Filtration Corp. from August 30, 1999 to September 5, 2003. Mr. Christensen’s business address is Recycled Energy Corporation, 3040 Saturn Street, Suite 104, Brea, CA 92821

Thomas Hemingway, age 50, currently serves as Chairman and COO of NextPhase Wireless, Inc. (since 2006), Director of Financial Media Group (since 2004) and Director of Great American Coffee Company (since 2006). He previously served as Chairman and CEO of Oxford Media from August 2004 to May 2006 and Chief Executive Officer and Chairman of the Esynch Corporation from 1998 to 2004. He also was the Chairman and CEO of Intermark Corporation, a software developer and publisher in the entertainment markets, from 1995 to 1998 and previously was the President and CEO of Omni Advanced Technologies and Intellinet Information Systems. Mr. Hemingway’s business address is 300 S. Harbor, Suite 500, Anaheim, CA 92805.

Daniel K. Moscaritolo tendered his “noisy” resignation from the Board of Directors of the Company on November 14, 2006. A copy of Mr. Moscaritolo’s resignation letter is attached as Exhibit C to this Proxy Statement. Mr. Moscaritolo’s employment as the Chief Operating Officer, Chief Technology Officer, Chief Human Resources Officer and Ombudsman of the Company was subsequently terminated by the Company on November 17, 2006. Items 5.02(a), 5.02(b) and 9.01 of Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (“SEC”) on December 12, 2006 which address Mr. Moscaritolo’s resignation from the Board of Directors of the Company and termination as an officer of the Company are incorporated herein by reference.

Mr. Moscaritolo received full time compensation for services rendered to the Company during the fiscal years ended September 30, 2006, 2005 and 2004. Item 11 of the Company’s Annual Report on Form 10-KSB as filed with the SEC on January 23, 2007 which describes Mr. Moscaritolo’s compensation and Mr. Moscaritolo’s employment agreement filed as Exhibit 10.11 to the Company’s Periodic Report on Form 10-QSB/A as filed with the SEC on March 1, 2007 are incorporated herein by reference.

In September 2005 Mr. Moscaritolo loaned the Company approximately $105,800. The description of that loan transaction as set forth on page F-19 of the Company’s Periodic Report on Form 10-QSB/A as filed with the SEC on March 1, 2007 and the Note filed as Exhibit 10.8 to that Periodic Report are hereby incorporated by reference.

On December 14, 2006, the Company filed a lawsuit in the United States District Court, Central District of California, Western Division (Case No.: CV06-07971) against Mr. Moscaritolo (the “Company Action”). On December 15, 2006, Mr. Moscaritolo and Mr. Hemingway, individually, and on behalf of the shareholders of the Company, filed a lawsuit in Nevada State Court, County of Washoe (Case No.: CV0603002) against James A. Latty, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors, and Richard W. York, the Company’s Chief Financial Officer (the “Moscaritolo Action”). On January 10, 2007, Mr. Moscaritolo and Charles L. Christensen filed a lawsuit in the First Judicial District Court of the State of Nevada in and for Carson City (Case No.: 07-00035A) against the Company, Mr. Latty, and Steve Newsom, a Director of the Company (the “Second Moscaritolo Action”). Item 1 of Part II of the Company’s Periodic Report on Form 10-QSB/A as filed with the SEC on March 1, 2007 includes a description of the Company Action, Moscaritolo Action and Second Moscaritolo Action and is incorporated herein by reference. On February 23, 2007 the court in the Second Moscaritolo Action issued an order that the Company give notice and hold its Annual Meeting on or before April 15, 2007.

On January 29, 2007, Mr. Moscaritolo filed a Sarbanes-Oxley Whistleblower complaint (No. 9-3290-07-019) for discrimination with the Occupational Safety and Health Administration (“OSHA”) under Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, Title VIII of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1514A (“SOX”). In the complaint Mr. Moscaritolo alleges he was constructively demoted, retaliated against, intimidated with punitive threats, and ultimately terminated after continuing a third-party independent ethics investigation of alleged fraud, theft and SEC violations allegedly committed by Mr. Latty. Mr. Moscaritolo is seeking relief in the form of back pay owed immediately due upon termination, back pay owed if and when he is reinstated, and reinstatement.

Mr. Moscaritolo’s termination from the Company may form the basis for additional litigation by Mr. Moscaritolo against the Company or its management.

Mr. Christensen previously served as the Director of Company from June 2004 to August 20, 2004, President of MEMS USA Applied Technology, a division of the Company, from September 8, 2003 to June 30, 2003 and President of Bott Equipment, a division of the Company, from November 1, 2004 to June 23, 2006.

Mr. Moscaritolo filed one late Form 3 on December 29, 2006, and four late Forms 4, with each Form 4 reporting a single transaction, on March 28, 2007 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”). Mr. Christensen filed one late Form 3 on March 28, 2007 pursuant to Section 16(a).

Daniel K. Moscaritolo, Thomas Hemingway and Donald Hejmanowski have a verbal agreement that Mr. Moscaritolo will be appointed Chief Technology Officer of the Company if the Shareholder Nominees are elected Directors. Other Shareholder Nominees and the Nominating Shareholder may also be appointed as officers of the Company in the future if the Shareholder Nominees are elected Directors.

For information regarding ownership of the Company's stock by the Shareholder Nominees and the Nominating Shareholder, see Exhibit A. For information regarding purchases and sales of the Company's securities during the past two years by the Shareholder Nominees and the Nominating Shareholder, see Exhibit B.

The Nominating Shareholder is seeking the authority to vote for the Shareholder Nominees. Directors of the Company are elected by a plurality of the votes cast with a quorum present. At the Annual Meeting, the three persons who receive the greatest number of votes of the Shareholders represented in person or by proxy at the Annual Meeting will be elected Directors. Shareholders may not vote their shares cumulatively for the election of Directors. Abstentions are considered in determining the presence of a quorum, but will not affect the plurality vote required for the election of Directors. If the three Shareholder Nominees are elected to the Board, they will replace the incumbent Directors. Information about the Company’s nominee or nominees may be found in the proxy statement to be filed by the Company.

The proxy card being furnished to you by the Nominating Shareholder provides you with an opportunity to withhold authority with respect to any of the Shareholder Nominees by marking the appropriate box.

The Shareholder Nominees understand that, if elected as Directors of the Company, each of them will have an obligation under Nevada law to discharge his duties as a Director in good faith, consistent with his fiduciary duties to the Company and its Shareholders.

The Nominating Shareholder does not expect that the Shareholder Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed proxy card will be voted for substitute nominees. In addition, the Nominating Shareholder reserves the right to nominate substitute persons if the Company makes or announces any changes to the Company's bylaws or articles of incorporation or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Shareholder Nominees. In any such case, shares of Common Stock represented by the enclosed proxy card will be voted for such substitute.

THE NOMINATING SHAREHOLDER STRONGLY RECOMMENDS THAT YOU VOTE
"FOR" THE ELECTION OF THE SHAREHOLDER NOMINEES.

OTHER PROPOSALS

The Company has proposed that the shareholders ratify the selection of Kabani & Company, Inc. as the Company’s independent auditors for the year ending September 30, 2007. The Nominating Shareholder is not soliciting proxies to vote on that proposal.

The Nominating Shareholder is not aware of any other proposals to be brought before the Annual Meeting. However, the Nominating Shareholder intends to bring before the Annual Meeting such business as may be appropriate or make other proposals as may be appropriate to address any action of the Company's Board of Directors not publicly disclosed prior to the date of this Proxy Statement. Should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed proxy card will vote on such matters in their discretion. The persons named as proxies may exercise discretionary authority only as to matters unknown to the Nominating Shareholder a reasonable time before this proxy solicitation.

RECORD DATE AND VOTING

Information about the number of shares of Common Stock outstanding as of February 15, 2007 (the "Record Date") and entitled to be voted at the Annual Meeting will be contained in the proxy statement to be filed by the Company. According to the Company's most recent Periodic Report on Form 10-QSB/A as filed with the Securities and Exchange Commission on March 1, 2007, the Company had outstanding 17,487,254 shares of Common Stock as of February 10, 2007. Each share outstanding as of the Record Date is entitled to one vote on each matter submitted to a vote of Shareholders. Only Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. If your shares are registered directly in your name with the Company's transfer agent, you are considered with respect to those shares the Shareholder of record, and these proxy materials are being sent directly to you. As the Shareholder of record, you have the right to submit your voting proxy directly to the Company using the enclosed proxy card or to vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." These proxy materials are being forwarded to you by your broker who is considered, with respect to those shares, the Shareholder of record. As the beneficial owner, you have the right to direct your broker to vote your shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the Shareholder of record, you may not vote these shares in person at the Annual Meeting unless you specifically request a document called a "legal proxy" from your broker and bring it to the Annual Meeting.

Under Nevada law and the Company's bylaws, the presence of a quorum is required to transact business at the Annual Meeting. At the Annual Meeting, a quorum will require the presence, either in person or by proxy, of a majority of the shares entitled to vote.

Brokerage firms have the authority to vote clients' unvoted shares on some "routine" matters under applicable stock exchange rules. When a brokerage firm votes its clients' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients' unvoted shares on non-routine matters, which results in a broker non-vote. Since there is a contested election for Directors, the election should be treated as a non-routine matter. Thus, if you do not give your broker specific instructions, your shares will not be considered to be present or votes cast and will have no effect on the election of Directors at the Annual Meeting.

Shares of Common Stock represented by a valid, unrevoked proxy card will be voted as specified. You may vote for the Shareholder Nominees or withhold authority to vote for the Shareholder Nominees by marking the proper box on the proxy card. Shares represented by a properly executed proxy card where no specification has been made will be voted for the Shareholder Nominees and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting. The persons named as proxies in the enclosed proxy card may exercise discretionary authority only as to matters unknown to the Nominating Shareholder a reasonable time before the Annual Meeting.

If your shares are held in the name of a custodian and you want to vote in person at the Annual Meeting, you may specially request a document called a "legal proxy" from the custodian and bring it to the Annual Meeting.

IF YOU NEED ASSISTANCE, PLEASE CONTACT THE NOMINATING SHAREHOLDER’S PROXY SOLICITOR

You are being asked to elect the Shareholder Nominees named in this Proxy Statement. Shareholders should refer to the Company's proxy statement for the names, backgrounds, qualifications and other information concerning the Company's nomination or nominations for Director.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE SHAREHOLDER NOMINEES TO THE COMPANY'S BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

REVOCATION OF PROXIES

Shareholders may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered to the Secretary of Convergence Ethanol, Inc., Richard W. York, Corporate Secretary, 5701 Lindero Canyon Road, Suite 2-100, Westlake Village, California 91362. Although a revocation is effective if delivered to the Company, the Nominating Shareholder requests that either the original or photostatic copies of all revocations be mailed to Thomas Hemingway (the "Proxy Solicitor"), so that the Proxy Solicitor will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, the Proxy Solicitor may use this information to contact Shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Shareholder Nominees and approval of the other proposal described herein.

ADDITIONAL INFORMATION

The principal executive offices of the Company are located at 5701 Lindero Canyon Road, Suite 2-100, Westlake Village, California 91362. Except as otherwise noted herein, the information concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement incorporates by reference important information about the Nominating Shareholder and the Shareholder Nominees from other documents that are not included in or delivered with this Proxy Statement. Such information is included in documents filed by the Company with the SEC and is available on with SEC’s website at www.sec.gov. The Nominating Shareholder will provide, without charge, to each person whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of the documents incorporated by reference herein. Requests should be directed to the attention of Daniel K. Moscaritolo, 4010 Lemonberry Place, Thousand Oaks, CA 91362.

Additional information concerning the Nominating Shareholder and Shareholder Nominees is also contained in Exhibits A, B and C to this Proxy Statement and in the Schedule 13D filed by Mr. Moscaritolo with the SEC on March 22, 2007, available at the SEC's website at www.sec.gov.

PROXY SOLICITATION; EXPENSES

Proxies may be solicited by the Nominating Shareholder by mail, advertisement, telephone, facsimile, electronic and personal solicitation. Phone calls will be made to individual Shareholders by the Nominating Shareholder and his affiliates and employees of the Proxy Solicitor. Certain of the employees of affiliates of the Nominating Shareholder may perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Nominating Shareholder's solicitation material to their customers for whom they hold shares and the Nominating Shareholder will reimburse them for their reasonable out-of-pocket expenses. The Nominating Shareholder has retained the Proxy Solicitor to assist in the solicitation of proxies and for related services. The Nominating Shareholder will pay the Proxy Solicitor a fee of approximately $5,000 and have agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Nominating Shareholder has agreed to indemnify the Proxy Solicitor against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. The Securities and Exchange Commission deems such an indemnification to be against public policy. Approximately five (5) persons will be used by the Proxy Solicitor in its solicitation efforts.

The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Nominating Shareholder. The Nominating Shareholder does not intend to solicit proxies using Internet voting. Although no precise estimate can be made at the present time, the Nominating Shareholder currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Nominating Shareholder will be approximately $25,000 of which $0 has been incurred to date. The Company has informed the Nominating Shareholder that Company estimates that the cost of mailing this Proxy Statement will be approximately $60,000. The Nominating Shareholder intends to seek reimbursement from the Company for those expenses incurred by the Nominating Shareholder, if any Shareholder Nominees are elected, but does not intend to submit the question of such reimbursement to a vote of the Shareholders.

For the proxy solicited hereby to be voted, the enclosed proxy card must be signed, dated and returned to the Nominating Shareholder, c/o Proxy Solicitor, in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Shareholder Nominees, you must submit the enclosed proxy card. Do NOT submit the Company's proxy card. If you have already returned the Company's proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating and mailing the enclosed proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING.

Only holders of record of the Common Stock on the Record Date will be entitled to vote at the Annual Meeting. If you are a Shareholder of record on the Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares on the proxy card, even if you sell such shares after such date.

Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment or postponement of the Annual Meeting and will not be used for any other meeting.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Nominating Shareholder and each of the Shareholder Nominees is a participant in this solicitation.

For information regarding ownership of the Company's stock by the Nominating Shareholder and Shareholder Nominees, see Exhibit A.

For information regarding purchases and sales of the Company's securities during the past two years by the Nominating Shareholder and the Shareholder Nominees, see Exhibit B.

Except as set forth in this Proxy Statement, no Shareholder Nominee or the Nominating Shareholder is involved in any material pending legal proceedings with respect to the Company. Except as set forth in this Proxy Statement, there is no other arrangement or understanding between any Shareholder Nominee and any other person pursuant to which he was or is to be selected as a Shareholder Nominee or Director.

The Nominating Shareholder reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Securities Exchange Act of 1934. The Nominating Shareholder will pay the expenses of any such solicitation.

Except as set forth in this Proxy Statement (including Exhibits A, B and C), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any of the Company's securities; (iii) no participant in this solicitation owns any of the Company's securities which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any of the Company's securities during the past two years; (v) no part of the purchase price or market value of the Company's securities owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any of the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any of the Company's securities; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates; (xi) no participant in this solicitation has, nor do any of their associates have, any arrangement or understanding with any person with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xii) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Shareholder Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting; (xiii) no participant in this solicitation is aware of any arrangement (including any pledge, voting trust, or contract for sale) which may at a subsequent date result in a change in control of the Company; (xvi) no participant in this solicitation is aware of any arrangement, or has reason to believe that any arrangement exists, under which 5% or more of any class of the Company’s voting securities is held or is to be held subject to any voting agreement, voting trust or other similar agreement; (xv) no participant in this solicitation is aware of any person or group that holds beneficial ownership of more than 5% of the outstanding shares of the Company or has the right to acquire beneficial ownership of more than 5% of such outstanding voting securities, except for persons or groups who may be identified through a review of publicly available information regarding the beneficial ownership of the Company.

IMPORTANT

If your shares are held in "street name," only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please return the proxy provided to you or contact the person responsible for your account and instruct them to vote for the Shareholder Nominees on the proxy card.

If you have any questions, or need further assistance, please contact the Nominating Shareholder’s proxy solicitor: Thomas Hemingway, at 300 S. Harbor, Suite 500, Anaheim, CA 92805, Phone: 714-765-0012.

THE NOMINATING SHAREHOLDER HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY'S PROXY STATEMENT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT, INFORMATION REGARDING SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING, BIOGRAPHICAL INFORMATION ON THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND AN ANALYSIS OF CUMULATIVE TOTAL RETURNS ON AN INVESTMENT IN SHARES DURING THE PAST FIVE YEARS. SHAREHOLDERS SHOULD REFER TO THE COMPANY'S PROXY STATEMENT IN ORDER TO REVIEW THIS DISCLOSURE. THE NOMINATING SHAREHOLDER URGES YOU TO SIGN, DATE AND RETURN THE PROXY CARD IN FAVOR OF THE ELECTION OF THE SHAREHOLDER NOMINEES.

Dated: March 29, 2007

Sincerely,

THE NOMINATING SHAREHOLDER

/s/ Daniel K. Moscaritolo
 Daniel K. Moscaritolo

EXHIBIT A

INFORMATION CONCERNING THE NOMINATING SHAREHOLDER
AND SHAREHOLDER NOMINEES

The following sets forth the name and the number of shares of Common Stock of the Company beneficially owned as of March 29, 2007, by the Nominating Shareholder and each of the Shareholder Nominees.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Daniel K. Moscaritolo	2,462,887	14.08

Charles L. Christensen	345,917	1.98

Thomas Hemingway	--	*

*Less than 1%.

EXHIBIT B

PURCHASES AND SALES OVER PAST TWO YEARS BY THE NOMITATING SHAREHOLDER AND SHAREHOLDER NOMINEES

The following table sets forth for the Nominating Shareholder and each of the Shareholder Nominees their purchases and sales (indicated in parenthesis) of Common Stock (including put options and call options) within the previous two years, the dates of the transactions and the amounts purchased or sold:

Account Name	Trade Date	Quantity
Daniel K. Moscaritolo	04-10-2005	32,782
Daniel K. Moscaritolo	04-15-2005	(17,500)
Daniel K. Moscaritolo	05-10-2005	(15,282)
Daniel K. Moscaritolo	09-10-2005	(105,800)

EXHIBIT C

LETTER of RESIGNATION

Date: Tuesday November 14, 2006

To: Dr. James A. Latty, Chairman of the Board, CEO and President, MEMS USA Inc. Steven S. Newsom, BOD, MEMS USA Inc.

Gentlemen:

I write to inform you of my decision to resign from the Board of Directors of MEMS USA. I understand that you must report my departure within 5 days and I request that this letter, with its attachment, be included as an exhibit to the Form 8-K you file.

As you know, the law firm of Moscarino & Connolly performed an investigation arising from the allegation of Chuck Christensen that Dr. James A. Latty had committed ethics violations.  On October 11, 2006, the law firm issued its report, and I attach a copy of the report to this letter.  The report concluded that there is reasonable cause to believe that Dr. Latty (1) had a conflict of interest in connection with the Accelon blending skid project; (2) willfully failed to disclose his conflict of interest; (3) actively influenced company policy with respect to Mems’ financial dealings with Accelon without disclosing the conflicts of interest.  Further, the report concluded that the nature of the conflicts likely interfered with Dr. Latty’s ability to fairly and impartially make business decisions on behalf of the company, and that had Dr. Latty disclosed his conflicts of interest, the company might have arrived at different conclusions about its business relationship with Accelon, including different terms and conditions in the contract and different decisions about the company’s response to cost overruns.

Upon receipt of the report, I told the Board that the report’s conclusions demanded further action by the Board.  The response I received was from Board member Steve Newsom, who told me after 3 days of private closed door meetings with Dr. Latty that, “this was old information…that they just wanted to put this all behind them.”

Approximately two weeks ago, I again told the Board that Dr. Latty apparently breached his fiduciary duties and that it was serious enough that the information should be provided to investors in an 8K. The Board did not respond. I then told the Board that we could not ignore the findings as they raised matters that needed to be disclosed and corrected, and, at the least, there should be a thorough evaluation of the steps necessary to correct the problems identified. I said that if this was not done there could be liability on the part of the company or the Board. They told me nothing was to be disclosed.

On November 1, 2006,  Mr. Newsom proposed a Board resolution under which Dr. Latty would agree to personally obtain ownership of the blending skid from Accelon and then sell the blending skid and all intellectual property related to the design or manufacture or sale or lease of the skid to the company for the amount that the company was paid to build the blending skid and for a settlement agreement that would serve as a general release of all the company’s claims against him from the violations identified in the investigative report. I disagreed vehemently and voted “NO”, but Mr. Newsom voted “YES” and allowed Dr Latty to vote “YES”, which was in my mind clearly a conflict of interest. The resolution passed because Dr. Latty was allowed to vote.

Subsequently, I sent Dr. Latty and Mr. Newsom a very strongly worded response to what I perceived as a clear breach of their fiduciary duty to our shareholders. I also made a proposal that I thought would resolve the conflicts in the best interests of the company. The proposal was rejected out of hand. I understand that since that time a Board meeting was called for on Sunday November 12, 2006, without proper notice, without an agenda, and at which the Board presumably took some type of action adverse to me. I understand this because, since then, I have been locked out of the office and told that an armed security guard was present to prevent my entry into the office. I have been blocked in every sense of the word from performing my duties as chief ethics officer and ombudsman, not to mention my duties as chief technology officer and chief operating officer.  However, I have not been notified that I have been terminated nor have I resigned my officer or ombudsman positions.  I intend to fulfill those duties unless I am terminated.

However, I can no longer participate as a member of the Board, as I believe it is now operating in complete disregard of its duties to shareholders. I will not participate in any effort that could block shareholders’ rights to view the conduct of their company. I also have information I believe could show that Dr. Latty has participated in fabricating documents for purposes of defrauding potential company investors, as well as information that I believe could show that Dr. Latty purposely delayed renewing his MEMS employment contract which expired on July 1, 2006 so that he could manipulate company stock prices to their lowest point to obtain the lowest, most favorable strike price on his new stock options package. Based upon the way my complaints concerning this conduct have been handled as well as Mr. Newsom’s turning a blind eye to the matters raised by the investigative report, I believe it would be futile to move the Board to take action on this information. I thus really have no choice but to resign.

I am submitting a copy of this letter to company counsel Richardson Patel, knowing that I had previously asked that the information concerning Dr. Latty’s conduct be disclosed and corrected, or at least that the company conduct a thorough vetting of the proper response to the report. To make matters worse, on or about September 21, 2006 counsel from Richardson Patel apparently had assisted Dr. Latty in an attempt to “buy me out” of the company. Specifically, Mark Abdou of Richardson Patel, apparently on behalf of Dr. Latty, assisted Chuck Rosenblum of Rosenblum Partners, LLC, in preparing a proposed term sheet whereby I would sell 1.6 million of my shares to Rosenblum, requiring that I resign from all Officer and Board positions that I held.   I see this apparent representation of Dr. Latty as a conflict of interest with the company and I question the law firm’s willingness to fulfill its duties to shareholders as company counsel.

Sincerely,

/s/ D. K. Moscaritolo
Daniel K. Moscaritolo

Cc:  Mark Abdou, Richardson Patel (By US Post Office only)

Enclosure

[FRONT OF PROXY CARD]

CONVERGENCE ETHANOL, INC.

NOMINATING SHAREHOLDER’S PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS AT
7:30 A.M., MONDAY, APRIL 16, 2007

The undersigned shareholder of Convergence Ethanol, Inc. (the “COMPANY”) hereby appoints Daniel K. Moscaritolo and Charles L. Christensen, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) or postponement(s) thereof:

1.	TO APPROVE THE ELECTION OF ANY OR ALL OF THE FOLLOWING NOMINEES FOR DIRECTOR

	Daniel K. Moscaritolo	☐ FOR	☐ WITHOLD
	Charles L. Christensen	☐ FOR	☐ WITHOLD
	Thomas Hemingway	☐ FOR	☐ WITHOLD

THE PROXIES SHALL BE AUTHORIZED TO ACT IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED:

(Please sign on the reverse side)

[BACK OF PROXY CARD]

(Continued from reverse side)

THIS PROXY IS SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF CONVERGENCE ETHANOL, INC. BY THE NOMINATING SHAREHOLDER AND FOR THE SHAREHOLDER NOMINEES LISTED BELOW. THIS PROXY IS NOT BEING SOLICITED BY THE BOARD OF DIRECTORS OF CONVERGENCE ETHANOL, INC.

Receipt herewith of the Nominating Shareholder’s Proxy Statement, dated March 29, 2007 is hereby acknowledged.

Dated:	, 2007

(Signature of Shareholder)

(Signature if held jointly)

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) on your stock certificate. All joint owners whose names appear should sign. Executors, administrators, trustees, guardians, attorneys and others holding stock in a representative or fiduciary capacity, should sign and also give their title. If a corporation, please sign in corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE SIGN, DATE AND MAIL TODAY.